UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2018

XPRESSPA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor

New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)       On September 18, 2018, XpresSpa Group, Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, a quorum of 24,540,050 shares, or 80.51%, of the outstanding shares of the Company entitled to vote as of the record date of July 23, 2018, were present in person or represented by proxy. The total voting shares present in person or represented by proxy includes holders of the Common Stock and holders of the Company’s Series D preferred stock, par value $0.01 (“Preferred Stock”).

(b)       Certain stockholders attended the Annual Meeting and attempted to vote in person. However, the Inspector of Election, an independent consultant, determined that these stockholders did not present the proper proxy and voting forms signed in each of their respective capacity as record owners that would be necessary for a beneficial holder to vote directly at the Annual Meeting as described in our proxy. As a result, the Inspector of Election determined that she was unable to count these votes and reported only the valid votes received, which are reflected in this filing. If these votes had been valid, and the shares were stated as voted against any of the proposals, each proposal would still have been approved.

(c)       The following actions were taken in the Annual Meeting:

(1)	The following five nominees were elected or reelected to serve on the board of directors (the “Board”) until the Company’s 2019 annual meeting of stockholders or until their respective successors have been elected and qualified, or until their earlier resignation or removal:

Name of Director Nominees	Votes For	Votes Withheld	Broker Non-Vote
Edward Jankowski	8,474,753	1,930,751	14,134,546
Bruce T. Bernstein	8,403,102	2,002,402	14,134,546
Donald E. Stout	8,418,668	1,986,836	14,134,546
Salvatore Giardina	8,472,257	1,933,247	14,134,546
Richard K. Abbe	8,189,024	2,216,480	14,134,546

(2)	The selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, was ratified, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
20,888,969	933,195	697,534	0

(3)	The proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock underlying convertible notes and warrants issued by the Company pursuant to the terms of that certain Securities Purchase Agreement, dated May 15, 2018, by and among the Company and the investors named therein, in an amount equal to or in excess of 20% of the Company’s common stock outstanding before the issuance of such convertible notes and warrants (including upon the operation of “full-ratchet” anti-dilution provisions contained in such convertible notes and warrants), was approved, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
8,862,961	1,410,842	131,701	14,134,546

(4)	The proposal to approve an amendment to the XpresSpa Group, Inc. Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, at a ratio of between 5-for-1 and 25-for-1, was approved, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
19,065,557	4,791,783	682,710	0

(5)	The compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, was approved by an advisory vote, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
9,145,919	1,221,122	38,463	14,134,546

(6)	The election of Andrew R. Heyer by the holders of Preferred Stock to serve on the Board until the Company’s 2019 annual meeting of stockholders or until his respective successor has been elected and qualified, or until their earlier resignation or removal:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
2,020,352	0	0	0

(7)	The proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals was approved, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
20,045,383	4,018,884	475,783	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Dated: September 20, 2018	By:	/s/ Janine Canale
		Name:	Janine Canale
		Title:	Principal Financial Officer